Federated Administrative Services
                           Federated Investors Tower
                              Pittsburgh, PA 15222
                                  412-288-1900


                                 April 21, 1999


The Trustees of
Great Plains Funds
Federated Investors Tower
Pittsburgh, PA 15222-3779

Gentlemen:

     Great Plains Funds (the "Trust") proposed to offer and sell shares of beneficial interest in its portfolios of securities known as Great Plains Equity Fund, Great Plains Premier Fund and Great Plains Intermediate Bond Fund
("Shares") in the manner and on the terms set forth in its Registration Statement filed on Form N-14 with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     As counsel I have participated in the preparation and filing of the Trust's Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated July 1, 1997 ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     Based upon the foregoing, it is my opinion that

l. The Trust is duly organized and validly existing pursuant to the laws of the Commonwealth of Massachusetts.

2 The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable by the Trust.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                                    Very truly yours,



                                    Gail Cagney
                                    Secretary
                                    Great Plains Funds